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                                  EXHIBIT 99.1

                   CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER
                    OF HARKEN ENERGY CORPORATION (REGISTRANT)

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.
1350):

     I, Mikel D. Faulkner, Chief Executive Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350) that:

     (1) The Quarterly Report on Form 10-Q for the period ended March 31, 2003, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: May 14, 2003
                                              /s/ Mikel D. Faulkner
                                              ----------------------------------
                                              Chief Executive Officer